Exhibit 1.2

Execution Version

PRICING AGREEMENT

January 7, 2020

Wells Fargo Securities, LLC

BofA Securities, Inc.

Morgan Stanley & Co. LLC

UBS Securities LLC

J.P. Morgan Securities LLC

As Representatives of the several Underwriters

named in Schedule I hereto

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, NY 10172

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated January 7, 2020 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the total number of Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company the number of Depositary Shares set forth opposite the name of such Underwriter in Schedule I hereto under the caption “Total Number of Depositary Shares.” The date of the issuance, sale and delivery of the Depositary Shares is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

METLIFE, INC.

By:	/s/ Lyndon Oliver

Name:	Lyndon Oliver
Title:	Executive Vice President and Treasurer

[Signature page to Depositary Shares Pricing Agreement]

Accepted as of the date hereof

on behalf of each of the Underwriters:

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley

Name:	Carolyn Hurley
Title:	Director

[Signature page to Depositary Shares Pricing Agreement]

BofA SECURITIES, INC.

By:	/s/ Matthew Basler

Name:	Matthew Basler
Title:	Managing Director

[Signature page to Depositary Shares Pricing Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz

Name:	Yurij Slyz
Title:	Executive Director

[Signature page to Depositary Shares Pricing Agreement]

UBS SECURITIES LLC

By:	/s/ James Anderson

Name:	James Anderson
Title:	Executive Director

By:	/s/ Danielle Schwartz

Name:	Danielle Schwartz
Title:	Associate Director

[Signature page to Depositary Shares Pricing Agreement]

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner

Name:	Stephen L. Sheiner
Title:	Executive Director

[Signature page to Depositary Shares Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Total Number of Depositary Shares
Wells Fargo Securities, LLC	7,200,000
BofA Securities, Inc.	7,200,000
Morgan Stanley & Co. LLC	7,200,000
UBS Securities LLC	7,200,000
J.P. Morgan Securities LLC	3,600,000
Barclays Capital Inc.	1,266,667
Citigroup Global Markets Inc.	1,266,667
Credit Suisse Securities (USA) LLC	1,266,667
Deutsche Bank Securities Inc.	1,266,667
Goldman Sachs & Co. LLC	1,266,666
HSBC Securities (USA) Inc.	1,266,666

Total	40,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

January 7, 2020

Relating to

Preliminary Prospectus Supplement dated January 7, 2020 to

Prospectus dated November 18, 2019

Registration Statement No. 333-234761

MetLife, Inc.

40,000,000 Depositary Shares,

each representing a 1/1,000th interest in a share of

4.75% Non-Cumulative Preferred Stock, Series F

Final Term Sheet

January 7, 2020

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	Depositary shares (“Depositary Shares”), each representing a 1/1,000th interest in a share of the Issuer’s 4.75% Non-Cumulative Preferred Stock, Series F (“Series F Preferred Shares”)

Number of Depositary Shares:	40,000,000

Over-allotment Option:	None

Liquidation Preference:	$25,000 per Series F Preferred Share (equivalent to $25 per Depositary Share)

Aggregate Liquidation Preference:	$1,000,000,000

Price to the Public:	$25 per Depositary Share

Schedule II - 1

Gross Underwriting Discount (Retail):	$0.7875 per Depositary Share

Gross Underwriting Discount (Institutional):	$0.2500 per Depositary Share

Proceeds to Issuer Before Expenses:	$973,527,237.50

Maturity Date:	Perpetual

Pricing Date:	January 7, 2020

Settlement Date*:	January 15, 2020 (T+6)

Dividend Rate and Dividend Payment Dates:	When, as and if declared by the Issuer’s board of directors or a duly authorized committee thereof, the Issuer will pay dividends on a non-cumulative basis, quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on June 15, 2020, at 4.75% per annum, accruing from, and including, the Settlement Date

Day Count Convention:	30/360

Payment Business Days:	New York

Optional Redemption:	Series F Preferred Shares are redeemable, in whole or in part, from time to time, on or after March 15, 2025, at a redemption price equal to $25,000 per Series F Preferred Share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date
Redemption after the Occurrence of a Rating Agency Event or Regulatory Capital Event:	Series F Preferred Shares are redeemable, in whole but not in part, at any time prior to March 15, 2025, within 90 days after the occurrence of a “rating agency event” or “regulatory capital event” (as defined in the Preliminary Prospectus), at a redemption price equal to (i) in the case of a rating agency

Schedule II - 2

event, $25,500 per Series F Preferred Share (equivalent to $25.50 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date or (ii) in the case of a regulatory capital event, $25,000 per Series F Preferred Share (equivalent to $25 per Depositary Share), plus an amount equal to any accrued and unpaid dividends per share that have accrued but not been declared and paid for the then-current dividend period to, but excluding, such redemption date.

Listing:	Application will be made to list Depositary Shares on the New York Stock Exchange under the symbol “MET PRF”

Depositary Shares CUSIP/ISIN:	59156R850 / US59156R8503

Joint Book-Running Managers:	Wells Fargo Securities, LLC BofA Securities, Inc. Morgan Stanley & Co. LLC UBS Securities LLC J.P. Morgan Securities LLC

Co-Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc.

*

It is expected that delivery of the Depositary Shares will be made against payment therefor on or about January 15, 2020, which is the sixth business day following the date hereof (such settlement cycle being referred to as ‘‘T+6’’). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the second business day preceding their date of delivery may be required, by virtue of the fact that the Depositary Shares initially will settle in T+6, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Depositary Shares who wish to trade such Depositary Shares prior to their date of delivery should consult their own advisors.

Schedule II - 3

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at (800) 645-3751, BofA Securities, Inc. toll-free at (800) 294-1322, Morgan Stanley & Co. LLC toll-free at (866) 718-1649, UBS Securities LLC toll-free at (888) 827-7275 or J.P. Morgan Securities LLC collect at (212) 834-4533.

Schedule II - 4

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of Depositary Shares: $24.2125 per Depositary Share for retail orders and $24.7500 per Depositary Share for institutional orders

Closing Date: January 15, 2020

Addresses for Notices, etc. to the Representatives:

Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o UBS Securities LLC

1285 Avenue of the Americas

New York, NY 10019

c/o J.P. Morgan Securities LLC

270 Park Avenue

New York, NY 10172

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Schedule III - 1

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

c/o HSBC Securities (USA) Inc.

452 Fifth Avenue

New York, NY 10018

Schedule III - 2